Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-124835 on Form S-8 of First State Financial Corporation of our report dated March 13, 2009 (May 15, 2009 as to the effects of the restatement discussed in Note 19) which is incorporated by reference in the Annual Report on Form 10-K/A (Amendment No. 1) of First State Financial Corporation for the year ended December 31, 2008.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Fort Lauderdale, Florida
May 15, 2009